EXHIBIT 99.2

SinglePoint Announces Closing of $4 Million Public Offering, Uplisting to Cboe Global Markets and Reverse Stock Split

Phoenix, AZ December 19, 2023 – SinglePoint Inc. (Cboe: SING) (“SinglePoint” or the “Company”), a diversified holding company principally engaged through its subsidiaries in providing renewable energy solutions and energy-efficient applications to drive better health and living, today announced the closing of its underwritten public offering of 800,000 shares of common stock at a public offering price of $5.00 per share. The gross proceeds from the offering, before underwriting discounts and commissions and estimated offering expenses payable by the Company, are expected to be $4,000,000. In addition, the Company has granted the underwriters a 45-day option to purchase up to 120,000 additional shares of common stock at the public offering price, less the underwriting discount.

The shares began trading on the BZX Exchange, a division of Cboe Global Markets on December 15, 2023 under the ticker symbol "SING".

The Company intends to use the net proceeds of the public offering for general corporate purposes.

Advisor Details

Alexander Capital L.P. acted as sole book-running manager for the offering. McGuireWoods LLP served as counsel to the Company. Manatt Phelps & Phillips LLP served as counsel to the underwriters.

The securities described above are being offered by SinglePoint pursuant to a registration statement on Form S-1, as amended (File No. 333-267779) that was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on December 14, 2023. The offering is being made only by means of a prospectus forming a part of the effective registration statement. A copy of the final prospectus related to the offering, when available, may be obtained from Alexander Capital L.P., 10 Drs James Parker Boulevard #202, Red Bank, NJ  07701, Attention: Equity Capital Markets, or by calling (212) 687-5650 or emailing info@alexandercapitallp.com or by logging on to the SEC’s website at www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state or jurisdiction. Any offers, solicitations or offers to buy, or any sales of securities will be made in accordance with the registration requirements of the Securities Act of 1933, as amended.

SinglePoint Inc.

SinglePoint is a diversified holding company principally engaged through its subsidiaries in providing renewable energy solutions and energy-efficient applications to drive better health and living. The Company’s primary focus is sustainability by providing an integrated solar energy solution for their customers and clean environment solutions through their air purification business. SinglePoint conducts its solar operations through its subsidiary, The Boston Solar Company LLC (“Boston Solar”), in which they hold an 80.1% equity interest. The Company conducts its air purification operations through Box Pure Air, LLC (“Box Pure Air”), in which they hold a 100% equity interest. SinglePoint also has ownership interests outside its primary solar and air purification businesses, which are considered noncore business subsidiaries.

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Forward-Looking Statements

This press release includes statements that may be deemed to be “forward-looking statements” under federal securities laws, and we intend that such forward-looking statements be subject to the safe-harbor created thereby. To the extent that the information presented in this press release discusses financial projections, information, or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “should”, “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes.” Specific forward-looking statements in this press release include, among others, statements regarding the expected trading of our shares on The Nasdaq Capital Market, the expected closing of the offering, and the intended use of the net proceeds of the offering. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially and adversely from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in the prospectus included in the Registration Statement and elsewhere in documents that we file from time to time with the SEC. Forward-looking statements speak only as of the date of the document in which they are contained, and SinglePoint does not undertake any duty to update any forward-looking statements except as may be required by law. References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release.

For more information, contact: info@singlepoint.com

SinglePoint Inc.

888-682-7464

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